Exhibit 10.1

Conformed as of August 8, 2017

SECOND RECEIVABLES PURCHASE AGREEMENT

Dated as of February 24, 2017

among

CONN’S RECEIVABLES WAREHOUSE, LLC

as Purchaser,

CONN APPLIANCES RECEIVABLES FUNDING, LLC

as Seller,

CONN CREDIT I, L.P.,

as Original Seller

and

CONN’S RECEIVABLES WAREHOUSE TRUST

as Receivables Trust

TABLE OF CONTENTS

(continued)

Exhibit A	Bill of Sale
Schedule I	Receivables Schedule
Schedule II	Offices Where Books, Records, Etc. Evidencing Receivables are Kept
Schedule III	List of Trade Names
Schedule IV	2017-PV1 Ineligible Receivables

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SECOND RECEIVABLES PURCHASE AGREEMENT

SECOND RECEIVABLES PURCHASE AGREEMENT dated as of February 24, 2017, by and among CONN APPLIANCES RECEIVABLES FUNDING, LLC, a Delaware limited liability company, as seller (the “Seller”), solely with respect to Section 4.2., CONN CREDIT I, L.P., as original seller (the “Original Seller”), CONN’S RECEIVABLES WAREHOUSE, LLC, a Delaware limited liability company, as purchaser (the “Purchaser”) and CONN’S RECEIVABLES WAREHOUSE TRUST, a Delaware statutory trust, as receivables trust (the “Receivables Trust”).

W I T N E S S E T H:

WHEREAS, from time to time, the Seller intends to sell Receivables originated by Conn Appliances, Inc. (the “Originator”), to or at the direction of the Purchaser on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, Purchaser, as the sole beneficial owner of the Receivables Trust as of the Note Initial Increase Date, desires that the Receivables and other assets sold hereunder be assigned directly by the Seller to the Receivables Trust.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Certain Defined Terms. Capitalized terms used in this Agreement but not defined herein shall have the meanings assigned to such terms in that certain Servicing Agreement, dated as of February 24, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Servicing Agreement”), among the Servicer, the Issuer, the Purchaser and Wells Fargo Bank, National Association, as indenture trustee. This Agreement is the Second Receivables Purchase Agreement referred to in the Servicing Agreement. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Bill of Sale” means, with respect to each purchase of Receivables, a bill of sale substantially in the form of Exhibit A.

“Cash Purchase Price” has the meaning assigned to that term in Section 2.3(a).

“Contingent Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum outstanding principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

“Contract” means an Installment Contract related to a Receivable reflected on a Schedule of Receivables set forth on Exhibit A to a Bill of Sale.

“Date of Processing” means, with respect to any transaction, the date on which such transaction is first recorded in the Servicer’s computer files (without regard to the effective date of such recordation).

“Highest Lawful Rate” means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received under this Agreement, under laws applicable to the Seller and the Purchaser that are presently in effect or, to the extent allowed by law, under such applicable laws that may hereafter be in effect and that allow a higher maximum nonusurious interest rate than applicable laws now allow.

“Purchase Date” has the meaning assigned to that term in Section 2.1.

“Purchase Price” has the meaning assigned to that term in Section 2.2.

“Solvent” means with respect to any Person that as of the date of determination both (A)(i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including Contingent Liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person’s then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

SECTION 1.2 Accounting and UCC Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of the Consolidated Parent before the Note Initial Increase Date; and all terms used in Article 9 of the UCC that are used but not specifically defined herein are used herein as defined therein.

ARTICLE II

AMOUNTS AND TERMS OF THE PURCHASES

SECTION 2.1 Purchase of Receivables.

(a) From time to time, when no Event of Default has occurred that is continuing on such date, with the written consent of the Administrative Agent and pursuant to a Bill of Sale, the Seller may sell, assign, transfer and convey directly to the Receivables Trust at the direction of the Purchaser (each such date, a “Purchase Date”), on the terms and subject to the conditions specifically set forth herein, all of its right, title and interest, in, to and under (i) all rights (but not any obligations) to, in and under each Contract, including all Receivables related thereto and all Collections received thereon after the applicable Cut-Off Date, reflected on the Schedule of Receivables set forth on Exhibit A of the related Bill of Sale, (ii) all Related Security, (iii) the First Receivables Purchase Agreement, (iv) all other property described in such Bill of Sale, (v) all products and proceeds of the foregoing, including, without limitation, insurance proceeds, and (vi) all Recoveries relating thereto.

(b) The parties to this Agreement intend that the transactions contemplated hereby shall be, and shall be treated as, a purchase by the Receivables Trust and a sale by the Seller of the Receivables and not as a lending transaction. All sales of Receivables by the Seller hereunder shall be without recourse to, or representation or warranty of any kind (express or implied) by, the Seller, except as otherwise specifically provided herein. The foregoing sale, assignment, transfer and conveyance does not constitute and is not intended to result in a creation or assumption by the Purchaser or the Receivables Trust of any obligation of the Seller or any other Person in connection with the Receivables, the Contracts or any other agreements relating thereto, including, without limitation any obligation to any Receivables Obligor.

SECTION 2.2 Purchase Price. The amount payable by the Purchaser (the “Purchase Price”) for the Receivables sold to the Receivables Trust pursuant to each Bill of Sale shall be set forth in such Bill of Sale and shall be payable by the Purchaser on behalf of the Receivables Trust.

SECTION 2.3 Payment of Purchase Price.

(a) The Purchase Price for Receivables shall be paid by a cash payment made by the Purchaser to the Seller in the amount set forth in the related Bill of Sale (the “Cash Purchase Price”) and by the increase in the value of the Seller’s equity interest in the Purchaser, and in turn the Purchaser’s equity interest in the Receivables Trust, equal to the excess of the value of such Receivables over the Cash Purchase Price.

(b) All payments hereunder shall be made not later than 2:00 p.m. (New York time) on the related Purchase Date in lawful money of the United States of America in same day funds to the bank account designated in writing by the Seller to the Purchaser.

SECTION 2.4 Returns and Refinancings. The Seller may accept a return of Merchandise for full or partial credit to, or make an adjustment (including, without limitation, any adjustment resulting from the exercise of any “12-Month Cash Option” or “18-Month Cash Option” under the Credit and Collection Policy) in, the principal amount or finance or other charges accrued or payable with respect to the related Receivable and may refinance any Receivable in connection with the purchase of additional Merchandise or for other reasons, provided that, with respect to the related Receivables, such credit, adjustment or refinancing is made in accordance with the Credit and Collection Policies.

SECTION 2.5 Allocations of Collections. For purposes of determining the Aggregate Receivables Principal Balance of Receivables at any time, the Purchaser and the Seller agree that the Seller shall apply all Collections on a Receivable by Receivable basis.

ARTICLE III

CONDITIONS TO PURCHASES

SECTION 3.1 Conditions Precedent to Receivables Trust’s Purchase. The obligation of the Receivables Trust to purchase, and the Purchaser to pay the Purchase Price for, each Contract and the related Receivables hereunder on the related Purchase Date is subject to the conditions precedent (any one or more of which can be waived by the Purchaser and by the Administrative Agent) that (a) the Indenture and the other Transaction Documents shall be in full force and effect and all conditions to the related advance under the Indenture and the Note Purchase Agreement shall have been satisfied or waived, (b) the Purchaser and the Administrative Agent shall have received the following, each in form and substance satisfactory to the Purchaser and the Administrative Agent and (c) the conditions set forth in clauses (iii), (iv) and (v) shall have been satisfied:

(i) a copy of duly adopted resolutions of the Seller’s general partner authorizing or ratifying the execution, delivery and performance of the Transaction Documents to which it is a party, certified by the Seller’s Secretary or Assistant Secretary;

(ii) a duly executed certificate of the Seller’s Secretary or Assistant Secretary certifying the names and true signatures of the officers authorized on behalf of the Seller to sign the Transaction Documents to which it is a party;

(iii) the Seller will have sent for filing and recorded with respect to itself and with respect to all transfers of Contracts and Receivables from its Affiliates occurring hereunder, at its own expense, UCC-1 financing statements with respect to the Contracts and related Receivables in such manner and in such jurisdictions as are necessary or desirable to perfect the Receivables Trust’s ownership interest thereof under the UCC and delivered a file-stamped copy of such UCC-1 financing statements or other evidence of such filings to the Purchaser within five Business Days of the Note Initial Increase Date; and all other action necessary or desirable, in the opinion of the Purchaser, the Administrative Agent or the Indenture Trustee, to establish the Receivables Trust’s ownership of the Contracts and related Receivables shall have been duly taken;

(iv) the Seller shall have delivered to the Administrative Agent, the Purchaser, the Receivables Trust and the Indenture Trustee the Receivables Schedule with respect to such Purchase Date;

(v) the Administrative Agent, the Purchaser and the Indenture Trustee shall have received photocopies of reports of UCC searches in the central filing office of the Originator and the Seller and any necessary local offices of the Originator and the Seller with respect to the Receivables reflecting the absence of Liens thereon, except the Liens created hereunder, Liens against the Originator in favor of Conn Credit I, L.P., Liens pursuant to the Indenture in favor of the Indenture Trustee and Liens as to which the Purchaser has received UCC termination statements or instruments executed by secured parties releasing any conflicting Liens in the Contracts, Receivables and other assets purchased pursuant to Section 2.1(a); and

(vi) the Administrative Agent, the Purchaser, the Receivables Trust and the Indenture Trustee shall have received such other approvals, documents, certificates and opinions as the Administrative Agent, Purchaser or the Indenture Trustee may request.

SECTION 3.2 Conditions Precedent to Seller’s Sale. The obligation of the Seller to make sales hereunder is subject to the conditions precedent that the Seller shall have received on or before the date of such sale the following, each (unless otherwise indicated) dated the day of such sale and in form and substance satisfactory to the Seller:

(a) a copy of duly adopted resolutions of the Purchaser authorizing this Agreement, the documents to be delivered by the Purchaser hereunder and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of the Purchaser; and

(b) a duly executed certificate of the Secretary or Assistant Secretary of the Purchaser certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other documents to be delivered by it hereunder.

SECTION 3.3 Effectiveness of Sale. Upon the Purchaser’s payment of the Purchase Price to the Seller in accordance with Section 2.3 with respect to any Receivables, the sale of such Receivables and the other property described in Section 2.1(a) and the related Bill of Sale shall have occurred irrespective of whether the conditions precedent in this Article III have been met; provided, notwithstanding the foregoing, nothing in this Section 3.3 shall constitute a waiver of any breach of any condition precedent in this Article III to be met or any claims or other rights, in law or in equity, arising as a result of such failure.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.1 Representations and Warranties of the Parties. The Purchaser, the Seller and the Receivables Trust each represents and warrants as to itself, as of each Purchase Date, as follows:

(a) Each of the Seller, the Purchaser and the Receivables Trust has been duly organized and is validly existing and in good standing under the laws of the state of its organization, with full power and authority to own its properties and to conduct its business as presently conducted. Each of the Seller, the Purchaser and the Receivables Trust is duly qualified to do business and is in good standing as a foreign entity (or is exempt from such requirements), and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have an Adverse Effect on the conduct of the Seller’s, the Purchaser’s or the Receivables Trust’s business.

(b) The sale of Contracts and related Receivables pursuant to this Agreement, the performance of its obligations under this Agreement and the consummation of the transactions herein contemplated have been duly authorized by all requisite action and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to this Agreement or the other Transaction Documents) upon any of its property or assets or upon that of the Seller, the Purchaser or the Receivables Trust, pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it, the Seller, the Purchaser or the Receivables Trust is a party by which it, the Seller, the Purchaser or the Receivables Trust is bound or to which any property or assets of it, the Seller, the Purchaser or the Receivables Trust is subject, nor will such action result in any violation of the provisions of its organizational documents or of any statute or any order, rule or regulation of any federal or state court or governmental agency or body having jurisdiction over it, the Seller, the Purchaser or the Receivables Trust or any of their respective properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or any such regulatory authority or other such governmental agency or body is required to be obtained by or with respect to the Seller, the Purchaser or the Receivables Trust for the sale of the Contracts and related Receivables or the consummation of the transactions contemplated by this Agreement.

(c) This Agreement has been duly executed and delivered by the Seller, the Purchaser and the Receivables Trust and constitutes a valid and legally binding obligation of the Seller, the Purchaser and the Receivables Trust, respectively, enforceable against the Seller, the Purchaser and the Receivables Trust, respectively, in accordance with its terms, except that the enforceability thereof may be subject to (a) the effects of any applicable bankruptcy, insolvency, reorganization, receivership, conservatorship or other laws, regulations and administrative orders affecting the rights of creditors generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

(d) There is no pending or, to its knowledge after due inquiry, threatened action or proceeding affecting it or any of its Subsidiaries before any court, governmental agency or arbitrator, that may reasonably be expected to materially and adversely affect its condition (financial or otherwise), operations, properties or prospects, or that purports to affect the legality, validity or enforceability of this Agreement. None of the transactions contemplated hereby is or is threatened to be restrained or enjoined (temporarily, preliminarily or permanently).

SECTION 4.2 Additional Representations and Reaffirmation of the Seller. The Seller and the Original Seller each represent and warrant, as of each Purchase Date with respect to the Receivables sold on such Purchase Date, as follows:

(a) Sale of Receivables. The Seller is, as of the time of the transfer to the Receivables Trust of each Receivable being sold to the Receivables Trust by it hereunder on the applicable Purchase Date, the sole owner of such Receivable free from any Lien other than those released at or prior to such transfer. There is no effective financing statement (or similar statement or instrument of registration under the law of any jurisdiction) now on file or registered in any public office filed by or against the Originator, the Seller or any Subsidiary of the Originator or the Seller or purporting to be filed on behalf of the Originator, the Seller or any Subsidiary of the Originator or the Seller covering any interest of any kind in any Contracts and related Receivables being transferred to the Receivables Trust by it hereunder on such Purchase Date and the Originator and the Seller will not execute nor will there be on file in any public office any effective financing statement (or similar statement or instrument of registration under the laws of any jurisdiction) or statements relating to such Contracts and related Receivables, except (i) Contracts and related Receivables by Conn Credit I. L.P. from the Originator, (ii) any financing statements filed in respect of and covering the purchase of such Contracts and related Receivables by the Receivables Trust and contribution to the Receivables Trust pursuant to this Agreement, (iii) any financing statements filed in respect of the security interest created pursuant to the Indenture and (iv) financing statements for which a release of Lien has been obtained or that has been assigned to the Purchaser, Receivables Trust or the Indenture Trustee. All filings and recordings (including pursuant to the UCC) required to perfect the title of the Receivables Trust in each Contract or related Receivable sold hereunder have been accomplished and are in full force and effect, or will be accomplished and in full force and effect prior to the time required in clause (iii) of Section 3.1 and the Seller shall at its expense perform all acts and execute all documents necessary or reasonably requested by the Purchaser, the Receivables Trust, the Issuer or the Indenture Trustee at any time and from time to time to evidence, perfect, maintain and enforce the title or the security interest of the Receivables Trust in the Contracts and related Receivables and the priority thereof.

(b) Accuracy of Receivables Schedule Information. As of the applicable Cut-off Date, the Receivables Schedule furnished by Seller will be in all material respects an accurate and complete listing of all the Contracts and related Receivables being transferred to the Receivables Trust and the information contained therein with respect to such Contracts and related Receivables is true and correct as of such date. All information heretofore furnished by, or on behalf of, Seller to the Purchaser or the Indenture Trustee in connection with any Transaction Document, or any transaction contemplated thereby, is true and accurate in every material respect.

(c) Contracts. With respect to each Contract being transferred to the Receivables Trust on the applicable Purchase Date, each related Receivable (other than any 2017-PV1 Ineligible Receivables) is an Eligible Receivable.

(d) Reaffirmation of Representations. The Original Seller acknowledges and agrees that, pursuant to the 2016-A First Receivables Purchase Agreement, the Original Seller sold to the Seller each of the Contracts being sold by the Seller to the Receivables Trust hereunder on the Note Initial Increase Date. In connection with the Note Initial Increase, as of the Note Initial Increase Date the Original Seller hereby (a) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the 2016-A First Receivables Purchase Agreement including, without limitation, its obligations with respect to returns and refinancings under Section 2.5 of the 2016-A First Receivables Purchase Agreement and its obligations to purchase repossessed Merchandise under Section 6.6 of the 2016-A First Receivables Purchase Agreement; provided that the Original Seller and Seller acknowledge and agree that any reference to in the 2016-A First Receivables Purchase Agreement to the Original Seller making a payment or deposit to the “Collection Account” shall from and after the Note Initial Increase Date refer to the Collection Account specified in Section 8.02(a)(i) of the Indenture, (b) ratifies and reaffirms each transfer and grant of security interest made by it under the 2016-A First Receivables Purchase Agreement and confirms that such liens and security interests continue to secure the obligations secured or purportedly secured under the 2016-A First Receivables Purchase Agreement, (c) represents and warrants that (1) each of the representations and warranties of the Original Seller under the 2016-A First Receivables Purchase Agreement is true and correct as of the Note Initial Increase Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (or in all respects, if qualified by any materiality or “Material Adverse Effect” or similar qualifier) on and as of such earlier date, and (2) the 2016-A First Receivables Purchase Agreement is in full force and effect as of the Note Initial Increase Date and, except as amended or otherwise modified hereby, has not been amended, restated, supplemented or otherwise modified on or prior to the Note Initial Increase Date, and (d) agrees that all such obligations, transfers, grants, representations and warranties described in clauses (a) through (c) above continue in full force and effect after giving effect to the Note Initial Increase and the transfer of such Contracts to the Receivables Trust hereunder. The Original Seller acknowledges that it has received a copy of the Receivables Schedule delivered to the Indenture Trustee as of the Initial Note Increase Date, and agrees that, to the extent the Original Seller at any time held an interest in any Receivable identified on such schedule, all such right, title and interest held by it was transferred pursuant to the 2016-A First Receivables Purchase Agreement irrespective of whether any bill of sale or other instrument of transfer contemplated thereunder was executed pursuant the 2016-A First Receivables Purchase Agreement, and accordingly such the Original Seller does not hold any interest in any such Receivable as of the Note Initial Increase Date.

SECTION 4.3 Additional Representations of the Seller. The Seller additionally represents and warrants, as of each Purchase Date, as follows:

(a) Location of Office and Records. The principal place of business and chief executive office of Seller is located at 4055 Technology Forest Blvd., Suite 210, The Woodlands, TX, 77381. Originals or duplicates of any incidental Records evidencing Contracts and related Receivables that may be kept by the Seller shall be kept at, and only at, said offices, and Seller will not move its principal place of business and chief executive office or permit any Records or any books evidencing the Contracts and related Receivables that it may hold in its possession to be moved unless (i) the Seller shall have given to the Administrative Agent, the Purchaser and the Indenture Trustee not less than 30 days’ prior written notice thereof, clearly describing the new location, and (ii) the Seller shall have taken such action, satisfactory to the Administrative Agent, the Purchaser and the Indenture Trustee, to maintain the title or ownership of the Receivables Trust and any security interest of, or any filing in respect of title of, the Receivables Trust, in the Receivables at all times fully perfected and in full force and effect.

(b) Trade Names. Set forth on Schedule III hereto is a complete and accurate list of the trade names of the Seller for the five-year period preceding the date of this Agreement.

(c) Financial Statements. The Seller has heretofore made available to the Purchaser, the Administrative Agent, and the Indenture Trustee copies of Consolidated Parent’s consolidated balance sheets and statements of income and changes in financial condition as of and for the fiscal years ended January 31, 2015 and January 31, 2016, audited by and accompanied by the opinion of Ernst & Young independent public accountants. Except as disclosed to the Indenture Trustee and the Administrative Agent prior to the date of this

Agreement, such financial statements present fairly in all material respects the financial condition and results of operations of Consolidated Parent and its consolidated subsidiaries as of such dates and for such periods; such balance sheets and the notes thereto disclose all liabilities, direct or contingent, of the Consolidated Parent and its consolidated subsidiaries as of the dates thereof required to be disclosed by GAAP and such financial statements were prepared in accordance with GAAP applied on a consistent basis. Since January 31, 2016, there has been no material adverse change in the condition (financial or otherwise), operations, properties, assets or prospects of the Seller and its Subsidiaries.

(d) No Consent. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority (other than the UCC financing statements required to be filed hereby) is or will be required in connection with execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, except such as have been made or obtained and are in full force and effect.

(e) Back-Up Servicer Can Perform. Upon the delivery by the Seller to the Back-Up Servicer, if any, of the computer tapes, disks, cassettes and related materials (in a generally acceptable readable format) relating to the administration of the Receivables, the Back-Up Servicer, if any, shall have been furnished with all materials and data necessary to permit immediate collection of the Receivables by the Back-Up Servicer, if any, without the participation of the Seller, in such collection.

(f) Security Interest of Receivables Trust. This Agreement and all related documents constitute a valid sale, transfer and assignment to the Receivables Trust of all right, title and interest in the Contracts being sold on the applicable Purchase Date and the Receivables and Related Security related thereto and the proceeds thereof. Upon the filing of the financing statements described in Section 3.1(iii), the Receivables Trust shall have a first priority perfected security interest in all of the property described in Section 2.1(a) (except to the extent such first priority perfected security interest was assigned to the Indenture Trustee pursuant to the Indenture).

(g) Solvency. The Seller is Solvent.

ARTICLE V

GENERAL COVENANTS

SECTION 5.1 Affirmative Covenants of the Seller. So long as the Purchaser or the Receivables Trust shall have any interest in any Contract and related Receivable sold hereunder, the Seller shall, unless the Administrative Agent and the Purchaser otherwise consent in writing:

(a) Financial Statements, Reports, Etc. Deliver or cause to be delivered to the Administrative Agent, the Purchaser, the Receivables Trust and the Indenture Trustee:

(i) as soon as available and in any event within 90 days after the end of each fiscal year of the Consolidated Parent, a balance sheet of the Consolidated Parent as of the end of such year and statements of income and retained earnings and of source and application of funds of the Seller for the period commencing at the end of the previous Fiscal Year and ending with the end of such year, in each case setting forth comparative figures for the previous Fiscal Year, certified without material qualification in a manner satisfactory to the Purchaser, the Administrative Agent, and the Indenture Trustee by Ernst & Young or other nationally recognized, independent public accountants, together with a certificate of such accounting firm stating that in the course of the regular audit of the business of the Seller, which audit was conducted in accordance with generally accepted auditing standards in the United States; and

(ii) as soon as available and in any event within 45 days after the end of each fiscal quarter, quarterly balance sheets and quarterly statements of source and application of funds and quarterly statements of income and retained earnings of the Consolidated Parent, certified by the chief financial or executive officer of the Consolidated Parent (which certification shall state that such balance sheets and statements fairly present the financial condition and results of operations for such fiscal quarter, subject to year-end audit adjustments).

For so long as Consolidated Parent is subject to the reporting requirements of Section 13(a) of the Exchange Act, its filing of the annual and quarterly reports required under the Exchange Act, on a timely basis, shall be deemed compliance with clauses (i) and (ii) of this paragraph (a).

(b) Compliance with Laws, Etc. Comply, and cause all of the Contracts related to Receivables to comply, in all material respects with all applicable laws, rules, regulations and orders applicable to the Seller and the Receivables, including, without limitation, rules and regulations relating to truth in lending, retail installment sales, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy environmental matters, labor, taxation and ERISA, where in any such case failure to so comply could reasonably be expected to have an adverse impact on the Receivables or the amount of Collections thereunder. It will comply in all material respects with its obligations under the Contracts related to Receivables.

(c) Preservation of Existence. Preserve and maintain in all material respects its corporate existence, corporate rights (charter and statutory) and franchises.

(d) Keeping of Records and Books of Account. Maintain and implement, or cause to be maintained or implemented, administrative and operating procedures reasonably necessary or advisable for the administration of all Receivables, and, until the delivery to the Purchaser or its designee, keep and maintain, or cause to be kept and maintained, all documents, books, records and other information necessary or advisable for the administration of all Receivables.

(e) Performance and Compliance. Duly fulfill all obligations on its part to be fulfilled under or in connection with the Contracts and related Receivables, including complying with all requirements of law applicable thereto, and will do nothing to impair the right, title and interest of the Receivables Trust in the Contracts and related Receivables; provided, however, that an adjustment or compromise of a Receivable pursuant to Section 2.4 shall not be deemed to be a violation of this paragraph.

(f) Location of Records. Keep the chief executive office of the Seller located at 4055 Technology Forest Blvd., Suite 210, The Woodlands, TX, 77381, and keep originals or duplicates of any Records related to Contracts and related Receivables sold hereunder that it maintains at, and only at, said offices, and the Seller will not move its chief executive office or permit any Records and books evidencing the Contracts and related Receivables that it may maintain to be moved unless (i) the Seller shall have given to the Administrative Agent, the Purchaser, the Receivables Trust and the Indenture Trustee not fewer than 45 days’ prior written notice thereof, clearly describing the new location, and (ii) the Seller shall have taken such action, satisfactory to the Administrative Agent, the Purchaser and the Indenture Trustee, to maintain the title or ownership of the Receivables Trust and any security interest of, or any filing in respect of title of, the Receivables Trust in the Contracts and related Receivables at all times fully perfected and in full force and effect. The Seller may not, in any event, move the location where it conducts any administration of the Contracts and related Receivables sold hereunder from 4055 Technology Forest Blvd., Suite 210, The Woodlands, TX, 77381, without notice to the Indenture Trustee.

(g) Insurance. Keep its insurable properties adequately insured at all times by financially sound and responsible insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies of the same or similar size in the same or similar businesses; maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it or any Subsidiary, as the case may be, in such amounts and with such deductibles as are customary with companies of the same or similar size in the same or similar businesses and in the same geographic area; and maintain such other insurance as may be required by law.

(h) Obligations and Taxes. Pay and discharge promptly when due all material obligations, all sales tax and all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become in default, as well as all material lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien or charge upon such properties or any part thereof; provided, however, that it and each Subsidiary shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and for which the Seller shall have set aside on its books adequate reserves with respect thereto.

(i) Furnishing Copies, Etc. Furnish to the Administrative Agent, the Purchaser, the Receivables Trust, the Issuer and the Indenture Trustee (i) promptly after obtaining knowledge that a Receivable (other than a 2017-PV1 Ineligible Receivable) was, at the time of the Receivables Trust’s purchase thereof, not an Eligible Receivable, notice thereof; and (ii) promptly following request therefor, such other information, documents, records or reports with respect to the Receivables or the underlying Contracts or the conditions or operations, financial or otherwise, of the Seller, as the Administrative Agent, the Purchaser or the Indenture Trustee may from time to time reasonably request.

(j) Obligation to Record and Report. The Seller will treat the purchase of Contracts and related Receivables as a sale or secured financing for tax and financial accounting purposes (as required by GAAP) and as a sale for all other purposes (including, without limitation, legal and bankruptcy purposes), on all relevant books, records, tax returns, financial statements and other applicable documents.

(k) Continuing Compliance with the Uniform Commercial Code. At its expense perform all acts and execute all documents necessary or reasonably requested by the Administrative Agent, the Purchaser, the Receivables Trust, the Issuer or the Indenture Trustee at any time to evidence, perfect, maintain and enforce the title or the security interest of the Receivables Trust in the Contracts and related Receivables sold hereunder and the priority thereof. The Seller will execute and deliver financing statements relating to or covering the Contracts and related Receivables sold hereunder (reasonably satisfactory in form and substance to the Administrative Agent and the Purchaser) and the Seller will authorize the Purchaser and the Receivables Trust to file one or more financing statements relating to or covering the Contracts and related Receivables and the other property described in Section 2.1(a). The Seller shall, on or prior to the date that is sixty (60) days after the related Purchase Date, cause each Contract related to a Receivable to be stamped in a conspicuous place (other than with respect to Contracts the originals of which have been copied on microfilm or optically scanned and destroyed, in each case prior to such 60th day), with a legend stating that it has been sold, assigned and transferred to the Receivables Trust. The Seller shall deliver the Receivable Files related to each Contract to the Custodian; provided that while any Records evidencing Contracts and related Receivables is in custody of the Seller, the Seller will hold the same for the benefit of the Receivables Trust. The Seller will not file or authorize the filing of any effective financing statement (or similar statement or instrument of registration under the laws of any jurisdiction) or statements relating to any Contracts and related Receivables sold hereunder, except any financing statements filed or to be filed in respect of and covering the purchase of the Contracts and related Receivables (i) by the Seller pursuant to those certain purchase agreements, dated the date hereof, by and between (I) the Seller, the Receivables Trust and the Purchaser and (II) the Seller and the 2016-A Seller, respectively, and (ii) by the Receivables Trust pursuant to this Agreement and the security interest created in favor of the Indenture Trustee pursuant to the Indenture.

(l) Proceeds of Receivables. In the event that the Seller receives any Collections in respect of Contracts and related Receivables (including, without limitation, any in-store payments) sold hereunder, use its best efforts to deposit or otherwise credit, or cause to be deposited or otherwise credited, in accordance with the procedures set forth in Section 2.02 of the Servicing Agreement.

(m) Sales Tax Refunds. Claim all amounts which may be recovered from the State of Texas or any other state as a rebate or refund of sales taxes paid with respect to Receivables which became Defaulted Receivables and pay such amounts to the Purchaser as soon as practical upon receipt from the related state refunding such amounts.

(n) Financing Statement Changes. Within 30 days after the Seller makes any change in its, name, identity or corporate structure that would make any financing statement filed in accordance with this Agreement seriously misleading within the meaning of Section 9-506 of the UCC, the Seller shall give the Administrative Agent and the Purchaser notice of any such change and shall file such financing statements or amendments to previously filed financing statements as may be necessary to continue the perfection of the interest of the Receivables Trust in the Contracts and related Receivables, the Related Security and the Receivables Files, and the proceeds of the foregoing.

(o) Insurance Premiums. The Seller shall, within sixty (60) days following the Initiation Date for any Receivable, pay to the appropriate insurance underwriters or agents writing insurance in connection with the Contracts and related Receivables sold hereunder the amount of insurance premiums financed in accordance with the Credit and Collection Policies with respect to such Receivable.

SECTION 5.2 Negative Covenants of the Seller. So long as the Purchaser or the Receivables Trust shall have any interest in any Contracts and related Receivables sold hereunder, the Seller shall not, unless the Administrative Agent and the Purchaser otherwise consents in writing:

(a) Liens. Sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Receivables sold hereunder, or any Contracts with respect thereto, or assign any right to receive proceeds in respect thereof except as created or imposed by this Agreement, the Indenture or the other Transaction Documents.

(b) Change in Business. Make any material change in the nature of its business as carried on at the date hereof or engage in or conduct any business or activity that is materially inconsistent with such business.

(c) Change in Payment Instructions to Receivables Obligors. Instruct the Receivables Obligors on any Receivables to make any payments with respect to such Receivables to any place other than the places specified in Section 6.1.

(d) Cause a Default. Take any action which would cause the Purchaser to be in default under the Indenture, a copy of which has been furnished to the Seller.

(e) Mergers; Sales of Assets. Sell all or substantially all of its property and assets to, or consolidate with or merge into, any other corporation, if the effect of such sale or merger would cause an Event of Default, Unmatured Event of Default, Servicer Default or Unmatured Servicer Default under this Agreement or the Indenture. The Seller shall promptly provide written notice to each Rating Agency (if any Rating Agency then provides a rating on the Notes) of any such sale, consolidation or merger which would cause an Event of Default, Unmatured Event of Default or Unmatured Servicer Default under this Agreement or the Indenture.

(f) Accounting Changes. Make any material change (i) in accounting treatment and reporting practices except as permitted or required by GAAP, (ii) in tax reporting treatment except as permitted or required by law, (iii) in the calculation or presentation of financial and other information contained in any reports delivered hereunder, or (iv) in any financial policy of the Seller if such change could reasonably be expected to have an Adverse Effect on the Receivables or the collection thereof.

(g) Maintenance of Separate Existence. (i) Fail to do all things necessary to maintain its existence separate and apart from the Purchaser including, without limitation, maintaining appropriate books and records (including current minute books); (ii) except as required by applicable law, suffer any limitation on the authority of its own directors and officers or partners to conduct its business and affairs in accordance with their independent business judgment, or authorize or suffer any Person other than its own officers and directors or partners to act on its behalf with respect to matters (other than matters customarily delegated to others under powers of attorney) for which a limited liability company’s or limited partnership’s own officers and directors or partners would customarily be responsible; (iii) fail to (A) maintain or cause to be maintained by an agent of the Seller under the Seller’s control physical possession of all its books and records, (B) maintain capitalization adequate for the conduct of its business, (C) account for and manage all of its liabilities separately from those of any other Person, including, without limitation, payment by it of all payroll and other administrative expenses and taxes from its own assets, (D) segregate and identify separately all of its assets from those of any other Person, (E) maintain employees, or pay its employees, officers and agents for services performed for the Seller or (F) allocate shared overhead fairly and reasonably; or (iv) commingle its funds with those of the Purchaser or use the Purchaser’s funds for other than the uses permitted under the Transaction Documents.

ARTICLE VI

ADMINISTRATION AND COLLECTION OF RECEIVABLES

SECTION 6.1 Collection Procedures.

(a) On or before the Note Initial Increase Date, the Seller and the Purchaser shall have established and shall maintain thereafter the system of collecting and processing Collections of Receivables in accordance with Section 2.02 of the Servicing Agreement.

(b) The Seller shall cause all in-store payments to be (i) processed as soon as possible after such payments are received by the Seller but in no event later than the Business Day after such receipt, and (ii) delivered to the Servicer or, if a Daily Payment Event has occurred, deposited in the Collection Account, no later than the second Business Day following the date of such receipt.

(c) The Seller and the Purchaser shall deliver to the Servicer or, if a Daily Payment Event has occurred, deposit into the Collection Account, all Recoveries received by it within two Business Days after the date of receipt for such Recovery.

(d) Any funds held by the Seller representing Collections of Receivables shall, until delivered to the Servicer or deposited in the Collection Account, be held in trust by the Seller on behalf of the Indenture Trustee as part of the Trust Estate.

(e) The Seller hereby irrevocably waives any right to set off against, or otherwise deduct from, any Collections.

(f) The Seller acknowledges that Seller shall not have any right, title or interest in and to any Note Account.

SECTION 6.2 Limitation on Liability of the Seller and Others. No recourse under or upon any obligation or covenant of this Agreement, or the Receivables, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, employee, agent, limited partner, officer or director, in its capacity as such, past, present or future, of the Seller or of any successor thereto, either directly or through the Seller, whether by virtue of any constitutory statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Agreement and the obligations issued hereunder are solely its obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by the incorporators, shareholders, employees, agents, limited partners, officers or directors, as such, of the Seller or of any successor thereto, or any of them, because of the creation of the obligations hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Agreement or in the Receivables or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, employee, agent, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations or covenants contained in this Agreement or in the Receivables or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Agreement. The Seller, the Purchaser and the Indenture Trustee and any director or officer or employee or agent of the Seller, the Purchaser or the Indenture Trustee may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

SECTION 6.3 Responsibilities of the Seller. Notwithstanding anything herein to the contrary (i) the Seller shall perform all of its obligations under the Credit and Collection Policies related to the Receivables to the same extent as if such Receivables had not been transferred to the Receivables Trust hereunder, (ii) the exercise by the Purchaser or Receivables Trust of any of its rights hereunder shall not relieve the Seller from its obligations with respect to such Receivables and (iii) except as provided by law, the Purchaser and the Receivables Trust shall not have any obligation or liability with respect to any Receivables or the underlying Contracts, nor shall the Purchaser or Receivables Trust be obligated to perform any of the obligations or duties of the Seller thereunder.

SECTION 6.4 Repossessed Merchandise. The Seller agrees to purchase Merchandise repossessed by the Purchaser or the Receivables Trust from a Receivables Obligor. The purchase price payable by the Seller will be the fair market value of such unit of repossessed Merchandise as mutually agreed upon between the Purchaser and the Seller. Additionally, if any Receivable becomes a Defaulted Receivable, the Seller agrees to return to the Purchaser the amount (up to the Receivables Principal Balance of such Receivable) of any unearned premium for credit insurance and unearned premium (which is the amount paid by Conn’s to fund the servicer agreements) for repair service agreements (unless such amount has been paid directly to the Purchaser by the applicable insurance company). Any amounts due to the Purchaser in accordance with this Section (i) shall be paid in cash by the Seller on the next Business Day following such purchase or cancellation, (ii) shall constitute Recoveries and (iii) shall be deposited in the Collection Account. The Purchaser shall be responsible for delivering repossessed Merchandise to the Seller location.

ARTICLE VII

INDEMNIFICATION

SECTION 7.1 Indemnities by the Seller. Without limiting any other rights that the Purchaser may have hereunder or under applicable law, the Seller hereby agrees to indemnify the Purchaser and the Receivables Trust (and their respective assignees) and its officers, directors, agents, trustees and employees (each an “PSA Indemnified Party”) from and against any and all claims, losses and liabilities (including, without limitation, reasonable attorneys’ fees and disbursements) (all the foregoing being collectively referred to as “PSA Indemnified Amounts”) awarded against or incurred by any of them arising out of or resulting from the Seller’s failure to perform its obligations under this Agreement excluding, however, PSA Indemnified Amounts to the extent resulting from gross negligence (it being the intention of the parties that the PSA Indemnified Party shall be indemnified for its own ordinary negligence) or willful misconduct on the part of such PSA Indemnified Party. Such indemnity shall survive the execution, delivery, performance and termination of this Agreement.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.1 Amendments, Etc.

(a) This Agreement may be amended from time to time by the parties hereto, with the consent of each Required Noteholder and the Administrative Agent.

(b) Prior to the execution of any amendment pursuant to this Section 8.1, the Purchaser shall provide written notification of the substance of such amendment to each Rating Agency (if any Rating Agency then provides a rating on the Notes) and promptly after the execution of any such amendment, the Issuer shall furnish a copy of such amendment to such Rating Agency (if any Rating Agency then provides a rating on the Notes).

SECTION 8.2 Notices Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, transmitted, cabled or delivered, if to the Seller, at its address at 4055 Technology Forest Blvd., Suite 210, The Woodlands, TX, 77381; if to the Purchaser, at its address at 4055 Technology Forest Blvd., Suite 210, The Woodlands, TX, 77381; if to the Receivables Trust, at its address at 4055 Technology Forest Blvd., Suite 210, The Woodlands, TX, 77381; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall when mailed or telecopied be effective when deposited in the mails, or transmitted by telecopier, respectively, except that notices to the Purchaser pursuant to Article II shall not be effective until received by the Purchaser.

SECTION 8.3 No Waiver; Remedies. No failure on the part of the Purchaser or the Receivables Trust to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 8.4 Binding Effect; Governing Law. This Agreement shall be binding upon and inure to the benefit of the Seller, the Purchaser and the Receivables Trust and their respective successors and assigns, except that the Seller shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Purchaser. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time that neither the Purchaser nor the Receivables Trust shall not have any interest in any Receivables and all obligations of the Seller hereunder shall have been paid in full; provided, however, that the indemnification provisions of Article VIII shall be continuing and shall survive any termination of this Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas without regard to the conflict of laws principles thereof.

SECTION 8.5 Costs, Expenses and Taxes. In addition to the rights of indemnification granted to the Purchaser and Receivables Trust under Article VIII, the Seller agrees to pay on demand all costs and expenses of the Purchaser, the Receivables Trust, the Administrative Agent, and the Indenture Trustee in connection with the preparation, execution and delivery of the Transaction Documents and the other agreements and documents to be delivered hereunder and thereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Purchaser, the Receivables Trust and the Indenture Trustee with respect thereto and with respect to advising the Purchaser, the Receivables Trust and the Indenture Trustee as to their rights and remedies under this Agreement, and all costs and expenses (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the documents to be delivered hereunder. In addition, the Seller agrees to pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents to be delivered hereunder, and agrees to hold the Purchaser and the Receivables Trust harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes and fees.

SECTION 8.6 No Bankruptcy Petition. The Seller covenants and agrees that prior to the date which is one year and one day after the date on which the Notes are no longer Outstanding, it will not institute against, or join any other Person in instituting against, the Purchaser or the Receivables Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law. Each of the Receivables Trust and Purchaser covenants and agrees that prior to the date which is one year and one day after the date on which the Notes are no longer Outstanding and any indebtedness under any other Permitted ABS Transaction is no longer outstanding, it will not institute against, or join any other Person in instituting against, the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law. This Section 8.6 shall survive the termination of this Agreement.

SECTION 8.7 Acknowledgment of Assignments. The Seller hereby acknowledges and consents to the assignment by the Purchaser and Receivables Trust of Contracts, Receivables, Related Assets and other property transferred hereunder, the rights of the Purchaser under this Agreement to the Receivables Trust, and by the Receivables Trust to the Indenture Trustee pursuant to the Indenture. The Seller further acknowledges that, in accordance with the terms of the Transaction Documents, the Receivables Trust and the Indenture Trustee may, under certain circumstances exercise some or all of the rights of the Purchaser hereunder and the Indenture Trustee may, under certain circumstances, exercise some or all of the rights of the Receivables Trust hereunder. The parties hereto acknowledge and agree that each of the Purchaser and the Receivables Trust and each assignee of their respective rights hereunder shall be an assignee of any rights of the Seller with respect to refunds of sales taxes.

SECTION 8.8 Waiver of Setoff. All payments hereunder by the Seller to the Purchaser, by the Purchaser to Seller, by the Seller to the Receivables Trust or by the Receivables Trust to the Seller shall be made without setoff, counterclaim or other defense and each of the Purchaser, the Seller and the Receivables Trust hereby waives any and all of its rights to assert any right of setoff, counterclaim or other defense to the making of a payment due hereunder to the Seller, the Purchaser or the Receivables Trust, as the case may be; provided, however; that, notwithstanding the foregoing, each of the Purchaser and Receivables Trust hereby reserves any and all of its rights to assert any such right of setoff, counterclaim or other defense against the Seller with respect to the Purchase Price of Receivables purchased from the Seller hereunder in the ordinary course of the Purchaser’s and Receivables Trust’s business.

SECTION 8.9 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

SECTION 8.10 Counterparts. This Agreement and any amendment or supplement hereto or any waiver granted in connection herewith may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

SECTION 8.11 Jurisdiction; Consent to Service of Process.

(a) The Seller, the Purchaser and the Receivables Trust hereby submit to the nonexclusive jurisdiction of any United States District Court for the Southern District of New York and of any New York state court sitting in New York, New York for purposes of all legal proceedings arising out of, or relating to, the Transaction Documents or the transactions contemplated thereby. The Seller, the Purchaser and the Receivables Trust hereby irrevocably waive, to the fullest extent possible, any objection it may now or hereafter have to the venue of any such proceeding and any claim that any such proceeding has been brought in an inconvenient forum. Nothing in this Section 8.11 shall affect the right of the Indenture Trustee or any Noteholder to bring any action or proceeding against the Seller, the Purchaser and the Receivables Trust or any of their respective property in the courts of other jurisdictions.

(b) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, OR IN CONNECTION WITH, ANY TRANSACTION DOCUMENT OR ANY MATTER ARISING THEREUNDER.

SECTION 8.12 Third-Party Beneficiaries. Each of the Secured Parties shall be third-party beneficiaries of this Agreement.

SECTION 8.13 Confirmation of Intent. It is the express intent of the parties hereto that the sale to the Receivables Trust pursuant to Section 2.1 hereof of all of the Seller’s right, title and interest, in, to and under (i) all rights (but not any obligations) to, in and under each Contract, including all Receivables related thereto and all Collections received thereon after the applicable Cut-Off Date, reflected on the Schedule of Receivables set forth on Exhibit A of each Bill of Sale, (ii) all Related Security, (iii) the First Receivables Purchase Agreement, (iv) all other property described in the related Bill of Sale, (v) all products and proceeds of the foregoing, including, without limitation, insurance proceeds, and (vi) all Recoveries relating thereto, in each case shall be treated under applicable state law and Federal bankruptcy law as a sale by the Seller to the Receivables Trust. However, if it is determined contrary to the express intent of the parties that the transfer is not a sale and that all or any portion of the assets described in Section 2.1(a) continue to be property of the Seller, then the Seller hereby grants to the Receivables Trust a security interest in all of the Seller’s right, title and interest in, to and under all such assets, whether now owned or existing or hereafter arising or acquired, to secure the Seller’s obligations under this Agreement, and this Agreement shall constitute a security agreement under applicable law. The Seller, the Purchaser and the Receivables Trust shall, to the extent consistent with the Transaction Documents, take such action as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the assets described in Section 2.1(a), such interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the terms of this Agreement and the Indenture.

SECTION 8.14 Section and Paragraph Headings. Section and paragraph headings used in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement.

SECTION 8.15 Interest. Without limitation to the express intent of the parties set forth in the first sentence of Section 8.13, if the sales contemplated under this Agreement are ever determined to constitute financing arrangements, the parties hereto intend that Purchaser shall conform strictly to usury laws applicable to it, if any. Accordingly, if the transactions contemplated hereby would be usurious under applicable law, if any, then, in that event, notwithstanding anything to the contrary in this Agreement or any other agreement entered into in connection with this Agreement, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received by Purchaser under this Agreement or under any other agreement entered into in connection with this Agreement shall under no circumstances exceed the Highest Lawful Rate and any excess shall be canceled automatically and, if theretofore paid, shall at the option of Purchaser be applied on the principal amount due Purchaser or refunded by Purchaser to the Seller and (ii) in the event that the maturity of any amount due is accelerated or in the event of any prepayment or repurchase, then such consideration that constitutes interest under law applicable to Purchaser, may never include more than the Highest Lawful Rate and excess interest, if any, to Purchaser, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration, prepayment or repurchase and, of theretofore paid, shall, at the option of Purchaser be credited by Purchaser on the principal amount due to

Purchaser or refunded by Purchaser to the Seller. All sums paid or agreed to be paid to Purchaser for the use, forbearance or detention of sums due hereunder shall, to the extent permitted under applicable law, be amortized, prorated, allocated and spread throughout the full term of the payments until payment in full so that the rate or amount of interest or account of such payments does not exceed the applicable usury ceiling.

SECTION 8.16 Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust, National Association (“WTNA”), not individually or personally but solely as Receivables Trust Trustee of the Purchaser, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Purchaser is made and intended not as personal representations, undertakings and agreements by WTNA but is made and intended for the purpose of binding only the Purchaser, (c) nothing herein contained shall be construed as creating any liability on WTNA, individually or personally, to perform any covenant either expressed or implied contained herein of the Purchaser, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) WTNA has made no investigation as to the accuracy or completeness of any representations and warranties made by the Purchaser in this Agreement and (e) under no circumstances shall WTNA be personally liable for the payment of any indebtedness or expenses of the Purchaser or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Purchaser under this Agreement or any other related documents.

SECTION 8.17 Effectiveness of Agreement. Notwithstanding anything to the contrary herein, this Agreement, including each grant of security interest hereunder and the representations, warranties, covenants and other obligations of the Seller, the Purchaser and the Receivables Trust shall become effective on August 8, 2017.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CONN’S RECEIVABLES WAREHOUSE TRUST, as Receivables Trust

By: Wilmington Trust, National Association, not in its individual capacity but solely as Receivables Trust Trustee

By:	/s/ Drew Davis
Name:	Drew Davis
Title:	Vice President

CONN’S RECEIVABLES WAREHOUSE, LLC,
as Purchaser

By:	/s/ Melissa Allen
Name:	Melissa Allen
Title:	Director

CONN APPLIANCES RECEIVABLES FUNDING, LLC,
as Seller

By:	/s/ Melissa Allen
Name:	Melissa Allen
Title:	Treasurer

Second Receivables Purchase Agreement Signature Page

Solely with respect to Section 4.2.

CONN CREDIT I, L.P.,
as Original Seller

By:	/s/ Mark L. Prior
Name:	Mark L. Prior
Title:	Vice President and Secretary of Conn Credit Corporation, Inc., General Partner

Second Receivables Purchase Agreement Signature Page

EXHIBIT A

BILL OF SALE

EFFECTIVE AS OF [                ] [        ], 20[        ] (the “Effective Date”), FOR VALUE RECEIVED, CONN APPLIANCES RECEIVABLES FUNDING, LLC (the “Seller”), pursuant to the terms and conditions of the Second Receivables Purchase Agreement, dated as of February 24, 2017 (the “Second Receivables Purchase Agreement”), by and among the Seller, CONN’S RECEIVABLES WAREHOUSE TRUST (the “Receivables Trust”) and CONN’S RECEIVABLES WAREHOUSE, LLC (the “Purchaser”), does hereby grant a security interest, sell, assign, transfer and convey, at the direction of the Purchaser, directly to the Receivables Trust, all of its right, title and interest in, to and under the following:

1. All rights (but not any obligations) to, in and under each Contract, including all Receivables related thereto and all Collections received thereon after the applicable Cut-Off Date, reflected on the Schedule of Receivables set forth on Exhibit A hereto, including the 2017-PV1 Ineligible Receivables set forth in Schedule 1 thereto;

2. All Related Security;

3. The First Receivables Purchase Agreement;

4. All products and proceeds of the foregoing, including, without limitation, insurance proceeds; and

5. All Recoveries relating thereto.

TO HAVE AND TO HOLD the same unto the Purchaser and the Receivables Trust, their successors and assigns, forever. The Cut-Off Date for the Receivables is [                ] [        ], 20[        ].

This Bill of Sale is made pursuant to and is subject to the terms and provisions of the Second Receivables Purchase Agreement. Any capitalized terms used but not defined in this Bill of Sale shall have the respective meanings assigned to them, or incorporated into, the Second Receivables Purchase Agreement.

It is expressly understood and agreed by the parties hereto that (a) this Bill of Sale is executed and delivered by Wilmington Trust, National Association (“WTNA”), not individually or personally but solely as Receivables Trust Trustee of the Receivables Trust, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Receivables Trust is made and intended not as personal representations, undertakings and agreements by WTNA but is made and intended for the purpose of binding only the Receivables Trust, (c) nothing herein contained shall be construed as creating any liability on WTNA, individually or personally, to perform any covenant either expressed or implied contained herein of the Receivables Trust, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) WTNA has made no investigation as to the accuracy or completeness of any representations and warranties made by the Receivables Trust in this Bill of Sale and (e) under no circumstances shall WTNA be personally liable for the payment of any indebtedness or expenses of the Receivables Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Receivables Trust under this Bill of Sale or any other related documents.

Bill of Sale: Exhibit A

IN WITNESS WHEREOF, the Receivables Trust, the Seller and the Purchaser have caused this instrument to be executed by one of its officers duly authorized to be effective as of the date first above written.

CONN’S RECEIVABLES WAREHOUSE TRUST, as Receivables Trust

By: Wilmington Trust, National Association, not in its individual capacity but solely as Receivables Trust Trustee

By:
Name:
Title:

CONN’S RECEIVABLES WAREHOUSE, LLC,
as Purchaser

By:
Name:
Title:

CONN APPLIANCES RECEIVABLES FUNDING, LLC,
as Seller

By:
Name:
Title:

EXHIBIT A

SCHEDULE OF RECEIVABLES

Bill of Sale: Exhibit A

Schedule 1

2017-PV1 Ineligible Receivables

Bill of Sale: Schedule 1

SCHEDULE I

RECEIVABLES SCHEDULE

[Attached as Exhibit A to the Bill of Sale]

Schedule I

SCHEDULE II

OFFICES WHERE BOOKS, RECORDS, ETC.

EVIDENCING RECEIVABLES ARE KEPT

4055 Technology Forest Blvd.

Suite 210, The Woodlands, TX, 77381

Schedule II

SCHEDULE III

LIST OF TRADE NAMES

CONN’S APPLIANCES RECEIVABLES FUNDING, LLC

Schedule III

SCHEDULE IV

2017-PV1 INELIGIBLE RECEIVABLES

[Attached as Schedule 1 to Exhibit A to the Bill of Sale]

Schedule IV